UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2018

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On February 28, 2018, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and certain other borrowers party thereto entered into an amended and restated senior secured asset-based revolving credit facility (the “ABL Facility”) with Bank of America N.A. (“BAML”), as administrative agent (in such capacity, “Administrative Agent”) and a lender, and various other financial institutions as lenders (the “Lenders”). The ABL Facility amends and restates the Company’s existing $550.0 million Syndicated Facility Agreement, dated as of March 30, 2015, among the Company, the subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto and BAML as administrative agent. The ABL Facility will mature upon the earlier of February 28, 2023 or 60 days prior to the maturity of certain other material debt of the Company, and provides for up to $450.0 million in borrowings, comprised of (i) a $400.0 million U.S. tranche, including a $248.8 million sublimit for the issuance of letters of credit and a $100.0 million sublimit for U.S. swingline loans, and (ii) a $50.0 million Australian tranche, including a $24.4 million sublimit for the issuance of letters of credit and a $20.0 million sublimit for Australian swingline loans. Availability under both the U.S. tranche and Australian tranche of the ABL Facility is limited to an eligible U.S. borrowing base and Australian borrowing base, as applicable, determined by applying customary advance rates to eligible accounts receivable, inventory and certain mobile equipment.
The ABL Facility and certain bank products and hedge obligations are guaranteed by the Company and certain of its existing wholly-owned U.S. and Australian subsidiaries and are required to be guaranteed by certain of the Company’s future U.S. and Australian subsidiaries; provided, however, that the obligations of any U.S. entity will not be guaranteed by any Australian entity. Amounts outstanding under the ABL Facility and certain bank products and hedge obligations are secured by (i) a first-priority security interest in the accounts receivable and other rights to payment, inventory, as-extracted collateral, certain investment property, deposit accounts, securities accounts, certain general intangibles and commercial tort claims, certain mobile equipment, commodities accounts, deposit accounts, securities accounts and other related assets of the Company, the other borrowers and the guarantors, and proceeds and products of each of the foregoing (collectively, the “ABL Collateral”); provided, however, that the ABL Collateral owned by a borrower or guarantor that is organized under the laws of Australia (the “Australian Loan Parties”) shall only secure the Australian tranche and obligations of the borrowers and guarantors organized under the laws of Australia, (ii) a second-priority security interest in substantially all of the assets of the Company, the other borrowers and the other guarantors (other than the Australian Loan Parties) other than the ABL Collateral (collectively, the “Notes Collateral” and, together with the ABL Collateral, the “Collateral”) and (iii) solely in the case of the obligations of the Australian Loan Parties under the ABL Facility, a featherweight floating security interest over substantially all assets of the Australian Loan Parties other than ABL Collateral, in each case, subject to certain customary exceptions.
The priority of the security interests in the ABL Collateral and the Notes Collateral of the lenders under the ABL Facility and the holders of the Senior Secured Notes (as defined in the ABL Facility) are set forth in intercreditor provisions contained in intercreditor agreements among the parties thereto.
Borrowings under the ABL Facility bear interest, at the Company’s option, at a base rate, an Australian base rate or, if certain conditions are met, a LIBOR rate, in each case plus an applicable margin. The base rate is equal to the greater of the federal funds rate plus ½ of 1%, the LIBOR rate based on a one-month interest period plus 1%, the floating rate announced by BAML as its “prime rate” and 1%. The Australian base rate is equal to the LIBOR rate as of 11:00 a.m. on the first business day in each month for a one-month period. The LIBOR rate is a per annum fixed rate equal to LIBOR with respect to the applicable interest period and amount of LIBOR rate loan requested.
The ABL Facility contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios if certain conditions are triggered, covenants relating to financial reporting, covenants relating to the payment of dividends on, or purchase or redemption of, the Company’s capital stock, covenants relating to the incurrence or prepayment of certain debt, covenants relating to the incurrence of liens or encumbrances, compliance with laws, transactions with affiliates, mergers and sales of all or substantially all of the Company’s assets and limitations on changes in the nature of the Company’s business.
The ABL Facility provides for customary events of default, including, among other things, the event of nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been materially incorrect when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to certain material indebtedness, the bankruptcy or insolvency of the Company and certain of its subsidiaries, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of the Company, and ERISA defaults resulting in liability of a specified amount. In the event of a default by the Company (beyond any applicable grace or cure period, if any), the Administrative Agent may and, at the direction of the requisite number of Lenders, shall declare all amounts owing under the ABL Facility immediately due and payable, terminate such Lenders’ commitments to make loans under the ABL Facility and/or exercise any and all remedies and other rights under the ABL Facility. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc.

Date:	March 1, 2018	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary